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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports dated January 28, 2002, except for Note 21, as to which the date is February 19, 2002, with respect to the consolidated financial statements and schedule of Anthem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission, which are incorporated by reference in the Registration Statement (Form S-8) pertaining to the Anthem 401(k) Long-Term Savings Investment Plan.

                                            /s/ Ernst & Young LLP

Indianapolis, Indiana
March 20, 2002